                                                                     Exhibit 3.1
                            ARTICLES OF INCORPORATION
                                       OF
                           PARK AVENUE MARKETING, INC.

         The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                   ARTICLE I

         The name of this corporation is PARK AVENUE MARKETING, INC.

                                   ARTICLE II

NATURE OF THE BUSINESS

         This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and of the State of Florida.

                                  ARTICLE III

CAPITAL STOCK

         The capital stock of this corporation shall consist of 7,500 shares of common stock having a par valued of One ($1.00) Dollar per share. All of said stock shall be issued only for cash or other property or for services at a just valuation as shall be determined by the Board of Directors.

                                   ARTICLE IV

INITIAL CAPITAL

         The amount of capital with which this corporation shall commence business shall be not less than One Hundred ($100.00) Dollars.

                                   ARTICLE V

TERM OF EXISTENCE

         This corporation shall have perpetual existence.

                                   ARTICLE VI

INITIAL ADDRESS

         The initial address of the principal place of business of this corporation in the State of Florida shall be 4051 Park Avenue, Coconut Grove, Florida 33153. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.

                                  ARTICLE VII

DIRECTORS

         The business of this corporation shall be managed by its Board of Directors, the number of such directors shall not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of Directors shall be 1.

                                  ARTICLE VIII

INITIAL DIRECTORS

         The names and addresses of the initial Board of Directors are as follows:

           Michael R. Fridovich                  4051 Park Avenue
                                                 Coconut Grove, FL 33133

                                   ARTICLE IX

SUBSCRIBER

         The name and address of the person signing these Articles of Incorporation as subscriber is :

                                    Eric P. Littman
                                    Suite 202
                                    1428 Brickell Avenue
                                    Miami, FL  33131

                                   ARTICLE X

VOTING FOR DIRECTORS

         The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws.

                                   ARTICLE XI

CONTRACTS

         No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                                  ARTICLE XII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         This corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interest of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                  ARTICLE XIII

RESTRAINT ON ALIENATION

         The stockholders of this corporation shall have the power to include in the By-Laws, or adopt resolutions by a two-thirds (2/3) majority any regulatory or restrictive provision regarding the proposed sale, transfer or other disposition of the corporation's stock by its stockholders or in the event of the death of any stockholder. Said restrictions shall be binding upon third parties with actual knowledge thereof or if the same, or notice of the same, shall be plainly written upon the certificate evidencing ownership of the stock.

                                  ARTICLE XIV

AMENDMENT

         Except as may be provided in the By-Laws of this corporation to the contrary, these Articles of Incorporation may be amended by the affirmative vote of a majority of the Board of Directors and by the affirmative vote of the holders of not less than two-thirds (2/3) of the then outstanding stock of the corporation.

                                   ARTICLE XV

RESIDENT AGENT

         The names and addresses of the initial resident agent of this corporation is:

                       Eric P. Littman
                       Suite 202
                       1428 Brickell Avenue
                       Miami, FL  33131

IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this 30th day of January, 1989.


                                                  /S/Eric P. Littman
                                                  ----------------------
                                                  Eric P. Littman

Subscribed and Sworn to this 30th day of January, 1989

Before me:

___________________________
Notary Public

My commission expires:

                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
                DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
                NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED


         In pursuance of Chapter 48.091 of the Florida of the Florida Statutes, the following is submitted:

         PARK AVENUE MARKETING, INC. desiring to organize a corporation under the laws of the State of Florida with its principal place of business as stated in its Articles of Incorporation has named Eric P. Littman located at Suite 202, 1428 Brickall Avenue, Miami, FL 33131 as its agent upon whom process may be served within this state.

         Having been named to accept service of process for the above-stated corporation, I hereby accept to act in this capacity and to comply with the provisions of the Act relative to keeping open said office.






                                                   /S/ Eric P. Littman
                                                   ---------------------
                                                   Eric P. Littman

                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                           PARK AVENUE MARKETING, INC.

         THE UNDERSIGNED, being the sole director of PARK AVENUE MARKETING, INC., does hereby amend the Articles, of Incorporation of PARK AVENUE MARKETING, INC., as follows:

SHARES

         The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

         I hereby certify that the following was adopted by a majority unanimous vote of the shareholders and directors of the corporation on June 18, 1997 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on June 19,1997.


/S/ Eric P. Littman
--------------------------------------------
Eric P. Littman, President and Sole Director

Subscribed and Sworn on this 19th day of June, 1997, Before me:


___________________________
Notary Public


My Commission Expires:

                             ARTICLES OF AMENDMENT'
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           PARK AVENUE MARKETING, INC.

         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of Park Avenue Marketing, Inc. ("Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida does hereby certify:

         First: That pursuant to Written Consent of the Board of Directors and Majority Shareholders of said Corporation dated February 2, 1998, the Shareholders and Directors approved the amendment to the Corporation's Articles of Incorporation as follows:

         Articles I, III of the Articles of Incorporation of this Corporation is amended to I its entirety as follows:

                                    ARTICLE I

         The name of the company is "BSD Healthcare Industries, Inc."

                                   ARTICLE III

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 50,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

         Effective upon the Corporation filing this Amendment to the Articles of Incorporation ("Effective Date"), each 14.5 shares of Common Stock, $.001 par value per share, outstanding on the Effective Date will be changed into one (1) fully paid and nonassessable share of Common Stock, $.001 par value per share; and that after the effective date of the Amendment, each holder of record of one or more certificates representing shares of the old Common Stock shall be entitled to receive one or more certificates representing the proportionate number of shares of new Common Stock on surrender of a stockholder's old certificates for cancellation. If a stockholder shall be entitled to a number of new shares of Common Stock which is not a whole number, then the number of new shares of Common Stock issued to the Stockholder shall be rounded upward to the nearest whole number.

           The foregoing amendment was adopted by the Board of Directors and Majority shareholders of the Corporation pursuant to Written Consent of the Board of Directors and Majority Shareholders of the Corporation dated February 2, 1998 acting unanimously by Written Consent pursuant to Sections 607.0704 and
607.0821 of the Florida Business Corporation Act.

         Therefore, the number of votes cast for the amendment to the Corporation's Certificate of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the Secretary of this Corporation, has executed these Articles of Amendment as of February 2, 1998.


                                PARK AVENUE MARKETING, INC.


                                By: /S/ Stephen Rosedale
                                    -------------------------------
                                        Stephen Rosedale, President

                                     AMENDED
                            ARTICLES OF INCORPORATION
                                       OF
                         BSD HEALTHCARE INDUSTRIES, INC.

         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of BSD Healthcare Industries, Inc., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida bearing Document #K63718 (hereinafter the "Corporation"), and desiring to amend and restate its Articles of Incorporation, does hereby certify:

         That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors on July 6, 1998, adopted a resolution authorizing, an amendment to the articles of incorporation of the Corporation creating a series of preferred stock entitled Series A Preferred Stock, $.001 par value per share as follows:

                                   ARTICLE III
                                  CAPITAL STOCK

         The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time shall be Fifty Million (50,000,000) shares of Common Stock having a par value of $.001 per share and Two Million Five Hundred Thousand (5,000,000) shares of Preferred Stock having a par value of $.001 per share. The designations, preferences, limitations and relative rights of the shares of each class of Common Stock and of Preferred Stock shall be as determined by the Board of Directors of the Corporation. The Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to a class of said Preferred Stock as follows:

         1. Designation and Amount. The shares of such series shall be designated as the Series A Preferred Stock (the "Series A Preferred Stock") and shall have a stated value of $1.00 (the "Stated Value") per share, and the number of shares constituting such series shall be 200,000.


         2. Dividends and Distributions. The holders of Series A Preferred Stock shall be entitled to receive a dividend of seven percent (7%) of the Stated Value, noncumulative, in dividends declared in any fiscal year before any dividends are paid upon the common stock of the Corporation.

         3. Voting Rights. Except as otherwise provided by law, the holders of Series A Preferred Stock shall have no voting rights and their consent shall not be required (except to the extent required by law) for taking any corporate action.

         4. Reacquired Shares. Any Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall constitute authorized but unissued preferred shares and may be reissued as part of a new series of preferred shares by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation creating a series of preferred shares or as otherwise required by law.

         5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of any other securities of the Corporation junior to the Series A Preferred Stock unless, prior thereto, the holders of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to declared and unpaid dividends thereon to the date of such payment.

         6. Consolidation, Merger, Exchange, etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series A Preferred Stock shall at the same time be similarly exchanged or changed into preferred shares of the surviving entity providing the holders of such preferred shares with (to the extent possible) the same relative rights and preferences as the Series A Preferred Stock.

         7. Conversion.

         (a) The Series A Preferred Stock will be convertible into shares of Common Stock, $.001 par value, of the Corporation (the "Common Shares") at the option of the holder or holders thereof (the "Holders") at any time. Shares of Series A Preferred Stock may be converted into shares of Common Stock of the Corporation at a ratio of 1:1 (the "Conversion Price"). All notices of conversion and other notices given by the Holder or the Corporation pursuant to this Certificate may be given by telephone line facsimile transmission and must be received by 5:00 p.m. (based on the recipient's local time) on the applicable business day when such notice is due. Such notices shall only be effective upon receipt thereof by the Corporation.

         (b) In connection with any conversion of the Series A Preferred Stock by a Holder the Corporation shall issue and deliver to the Holder a legended certificate or certificates for the number of Common Shares to which the Holder shall be entitled within 15 business days (the "Deadline") after receipt by the Corporation of the duly executed notice of conversion and the original Series A Preferred Stock being converted, with an executed stock power.

         (c) If, prior to the date on which all shares of Series A Preferred Stock are converted, the Corporation shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Shares or (iv) issue by a reclassification of its Common Stock other securities of the Corporation, the Conversion Price in effect on the opening of business on the record date for determining shareholders entitled to participate in such transaction shall thereupon be adjusted, or, if necessary, the right to convert shall be amended, such that the number of shares of Common Stock receivable upon conversion of the shares of Series A Preferred Stock immediately prior thereto shall be adjusted so that the Series A Holder shall be entitled to receive, upon the conversion of such shares of Series A Preferred Stock, the kind and number of shares of Common Stock or other securities of the Corporation which it would have owned or would have been entitled to receive after the happening of any of the events described above had the Series A Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subparagraph 7(c) shall become effective immediately after the effective date of such event and such adjustment shall be retroactive to the record date, if any, for such event.

         8. Redemption. The Series A Preferred Stock may be redeemed by the Corporation at any time by payment of a redemption price of $1.00 per share.

         9. Vote to Change the Terms of Series A Preferred Stock. The Approval of the Board of Directors and the affirmative vote at a meeting duly called by the Board of Directors for such purpose (or the written consent without a meeting) of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Stock shall be required to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Stock.

         IN WITNESS WHEREOF, I have executed this Amended Articles of Incorporation this 6th day of July, 1998.



                                               /S/ Stephen Rosedale
                                               ---------------------------
                                               Stephen Rosedale, President